Exhibit 32.2

In connection with the quarterly report on Form 10-Q for the quarter ended May 31, 2026 as filed by Carnival Corporation Ltd. with the Securities and Exchange Commission on the date hereof (the “Report”), I certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Carnival Corporation Ltd.
Date: June 26, 2026

/s/ David Bernstein
David Bernstein
Chief Financial Officer and Chief Accounting Officer